                                                                    EXHIBIT 10.6



                                 INCONTROL, INC.

                1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                    AS AMENDED AND RESTATED ON AUGUST 5, 1997


                               SECTION 1. PURPOSES

        The purposes of the InControl, Inc. 1996 Stock Option Plan for Nonemployee Directors (this "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors for InControl, Inc. (the "Company") and to provide added incentive to such directors by providing an opportunity for stock ownership in the Company.


                            SECTION 2. ADMINISTRATION

        The administrator of this Plan (the "Plan Administrator") shall be the Board of Directors of the Company (the "Board"). Subject to the terms of this Plan, the Plan Administrator shall have the power to construe the provisions of this Plan, to determine all questions arising hereunder and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under this Plan.


                      SECTION 3. SHARES SUBJECT TO THE PLAN

        Subject to adjustment in accordance with Section 6 hereof, the total number of shares of the Company's common stock (the "Common Stock") for which options may be granted under this Plan is 300,000, as such Common Stock was constituted on the effective date of this Plan (the "Shares"). The Shares shall be shares currently authorized but unissued or subsequently acquired by the Company as treasury shares and shall include shares representing the unexercised portion of any option granted under this Plan which expires or terminates without being exercised in full.


                SECTION 4. ELIGIBILITY; PARTICIPATION IN THE PLAN

        4.1    ELIGIBLE DIRECTORS

        Each member of the Board elected or appointed who is not otherwise an employee of the Company or any parent or subsidiary corporation (an "Eligible Director") shall be eligible to participate in this Plan.

        4.2    INITIAL GRANTS

        Each existing member of the Board immediately prior to the effective date of this Plan who will continue service as an Eligible Director immediately following the 1996 Annual Meeting of Stockholders shall automatically receive the grant of an option to purchase 20,000 Shares on the effective date of this Plan.




--------------------------------------------------------------------------------
InControl, Inc. 1996 Stock Option Plan For Nonemployee Directors          Page 1

        Commencing with the effective date of this Plan, immediately following his or her initial election or appointment to the Board, each Eligible Director shall automatically receive an Option to purchase 30,000 Shares.

        4.3    ANNUAL GRANTS

        Commencing with the 1997 Annual Meeting of Stockholders each Eligible Director continuing service as an Eligible Director immediately following an Annual Meeting of Stockholders shall automatically receive an option to purchase 10,000 Shares immediately following each year's Annual Meeting of Stockholders as an annual grant; provided that an Eligible Director who has received an initial grant of 30,000 Shares on such date shall not receive an annual grant until the next Annual Meeting.

        4.4    SUPPLEMENTAL GRANTS

        In addition to the grants under Sections 4.2 and 4.3, from time to time, during any fiscal year, the Plan Administrator may grant to each Eligible Director additional options to purchase in the aggregate no more than 15,000 Shares.

        4.5    AVAILABILITY OF SHARES

        No grant shall be made under this Plan if the effect of such grant would be to obligate the Company to issue more Shares than are reserved under Section
3. If insufficient Shares are reserved under Section 3 to fully fund one or more grants to be made under this Section 4 on the same date of grant, then the Shares available shall be divided by the number of Eligible Directors then entitled to a grant and each such Eligible Director shall be granted an option for that number of Shares.


                   SECTION 5. TERMS AND CONDITIONS OF OPTIONS

        Each option granted to an Eligible Director under this Plan (such an Eligible Director, an "Optionee") and the issuance of Shares thereunder shall be subject to the following terms:

        5.1    OPTION AGREEMENT

        Each option shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company. Each Agreement shall comply with and be subject to the terms and conditions of this Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Plan Administrator.

        5.2    OPTION EXERCISE PRICE

        The option exercise price for an option shall be the closing price, or if there is no closing price, the mean between the high and the low sales price of shares of Common Stock as reported on the Nasdaq Stock Market on the day the option is granted or, if no Common Stock was traded on such date, on the next succeeding day on which Common Stock is so traded.




--------------------------------------------------------------------------------
InControl, Inc. 1996 Stock Option Plan For Nonemployee Directors          Page 2

        5.3    VESTING AND EXERCISABILITY

        Each stock option granted hereunder shall vest and become exercisable in accordance with the following schedule:

                     Period of Eligible Director's      Portion of Total
                              Continuous                 Option Which Is
                Service as a Director With the Company     Exercisable
                  From the Date the Option is Granted
                -------------------------------------   ----------------
                       Less than twelve months                 0%

                            Twelve months                      33 1/3%

                          Twenty-four months                   66 2/3%

                          Thirty-six months                   100%

        5.4    TIME AND MANNER OF EXERCISE OF OPTION

        Each option may be exercised in whole or in part at any time and from time to time, subject to stockholder approval of this Plan; provided, however, that no fewer than 20% of the Shares purchasable under the option (or the remaining Shares then purchasable under the option, if less than 20%) may be purchased upon any exercise of any option hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

        Any option may be exercised by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (a) in cash or by check, (b) in shares of Common Stock already owned for at least six months by the person exercising the option, valued at fair market value at the time of such exercise, or (c) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

        5.5    TERM OF OPTIONS

        Each option shall expire ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:

               (a) In the event that an Optionee ceases to be a director of the Company for any reason other than the death of the Optionee, the unvested portion of the options granted to such Optionee shall terminate immediately and the vested portion of the options granted to such Optionee may be exercised by him or her only within three months after the date such Optionee ceases to be a director of the Company.

               (b) In the event of the death of an Optionee, whether during the Optionee's service as a director or during the three-month period referred to in
Section 5.5(a), the unvested portion of the options granted to such Optionee shall terminate immediately and the vested portion of the options granted to such Optionee shall be exercisable, and such options shall expire unless




--------------------------------------------------------------------------------
InControl, Inc. 1996 Stock Option Plan For Nonemployee Directors          Page 3
exercised within twelve months after the date of the Optionee's death, by the legal representatives or the estate of such Optionee, by any person or persons whom the Optionee shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the Optionee's rights have passed by will or the laws of descent and distribution.

        5.6    TRANSFERABILITY

        During an Optionee's lifetime, an option may be exercised only by the Optionee or a permitted transferee or assignee. Options granted under this Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by (a) will or by the applicable laws of descent and distribution,
(b) designation by the Optionee in writing during the Optionee's lifetime of a beneficiary to receive and exercise options in the event of the Optionee's death (as provided in Section 5.5(b)) or (c) by gift or other transfer of an option to either (i) a spouse or other immediate family member of the Optionee or (ii) any trust, partnership or other entity in which the original Optionee or such Optionee's spouse or other immediate family member has a substantial interest except that any option so assigned or transferred shall be subject to all the same terms and conditions contained in this Plan . Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

        5.7    HOLDING PERIOD

        Shares of Common Stock obtained upon the exercise of any option granted under this Plan may not be sold by persons subject to Section 16 of the Exchange Act until six (6) months after the date the option was granted; provided that this restriction shall lapse to the extent the vesting of an option is accelerated pursuant to Section 6.2.

        5.8    PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

        Neither an Optionee nor the Optionee's successor in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

        5.9    LIMITATION AS TO DIRECTORSHIP

        Neither this Plan, nor the granting of an option, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Optionee has a right to continue as a director for any period of time or at any particular rate of compensation.




--------------------------------------------------------------------------------
InControl, Inc. 1996 Stock Option Plan For Nonemployee Directors          Page 4

        5.10   REGULATORY APPROVAL AND COMPLIANCE

        The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under this Plan, or record as a holder of record of Shares the name of the individual exercising an option under this Plan, without obtaining to the complete satisfaction of the Company the approval of all regulatory bodies deemed necessary by the Company, and without complying, to the Company's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Company.


              SECTION 6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        6.1    RECAPITALIZATION

        The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and the number and class of shares that may be made subject to options as set forth in Section 4 of the Plan, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

        6.2    EFFECT OF LIQUIDATION OR REORGANIZATION

        Upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company (each a "corporate transaction"), as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for any such transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. To the extent such option is not exercised, it shall terminate, except that in the event of a corporate transaction in which stockholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock, such unexercised option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. Any such assumed or equivalent option shall be 100% vested and exercisable with respect to the total number of shares purchasable under such option. Upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or a mere reincorporation or the creation of a holding company, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the option agreement shall continue to apply to such assumed or equivalent option.




--------------------------------------------------------------------------------
InControl, Inc. 1996 Stock Option Plan For Nonemployee Directors          Page 5

        6.3    FRACTIONAL SHARES

        In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.


                               SECTION 7. EXPENSES

        All costs and expenses of the adoption and administration of this Plan shall be borne by the Company; none of such expenses shall be charged to any Optionee.


                      SECTION 8. COMPLIANCE WITH RULE 16b-3

        It is the intention of the Company that this Plan comply in all respects with the requirements for a "formula plan" within the meaning attributed to that term for purposes of Rule 16b-3 under Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with such requirements, that provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting such requirements.


                      SECTION 9. AMENDMENT AND TERMINATION

The Board may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify this Plan as a formula plan for purposes of Rule 16b-3 under Section 16(b) of the Exchange Act, no amendment may be made more than once every six months that would change the amount, price, timing or vesting of the options, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder; provided further that to the extent required by any applicable law or regulation, no amendment shall be made without the approval of the Company's stockholders.


                     SECTION 10. EFFECTIVE DATE AND DURATION

        This Plan shall be effective upon approval of the Company's stockholders at or before the next Annual Meeting of Stockholders of the Company as defined in the Company's Bylaws. This Plan shall continue in effect unless it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the then-outstanding terms of any options.

        Adopted by the Company's Board of Directors on February 27, 1996 and approved by the Company's stockholders on May 7, 1996. Amended and Restated on September 24, 1996. Amended and Restated on August 5, 1997.










--------------------------------------------------------------------------------
InControl, Inc. 1996 Stock Option Plan For Nonemployee Directors          Page 6